Exhibit 10.54

CONFIDENTIAL TREATMENT

THIRD AMENDMENT TO THE

COMMERCIAL SERVICES AGREEMENT

This Third Amendment to the Commercial Services Agreement (this “Third Amendment”) is made this 30th day of September, 2009 (the “Amendment Effective Date”), by and between ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership (“AstraZeneca”), and CUBIST PHARMACEUTICALS, INC., a Delaware corporation (“Cubist”).

WHEREAS, AstraZeneca and Cubist previously entered into that certain Commercial Services Agreement between AstraZeneca and Cubist, dated as of July 1, 2008 (as amended as of February 26, 2009 and May 20, 2009, the “Agreement”); and

WHEREAS, AstraZeneca and Cubist desire to amend certain provisions of the Agreement relating to the Promotion Plan and Annual Baseline Sales, as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Promotion Plan.  The Agreement is hereby amended so that Section 3.1(b) is deleted in its entirety and replaced with the following:

“(b)         By October 16, 2009, for Calendar Year 2010, and at least three (3) months prior to the commencement of each Calendar Year thereafter, the parties shall update the Promotion Plan to specify []* to be conducted by Cubist with respect to the Critical Care Target Accounts and the Pediatric Target Accounts for such Calendar Year.  In addition to the foregoing annual updates, the parties may modify the Promotion Plan from time to time by written agreement.”

2.                                      Annual Baseline Sales.  The Agreement is hereby amended so that Section 6.1(a) is deleted in its entirety and replaced with the following:

“(a)         Subject to modification pursuant to Section 6.1(b), the Annual Baseline Sales for Calendar Year 2008 and 2009 and the baseline Gross Sales for each Calendar Quarter (“Quarterly Baseline Sales”) in each such Calendar Year are set forth in Exhibit A.  For each Calendar Year thereafter, the []*.”

3.                                      Definitions.  All terms used, but not defined, in this Third Amendment shall have the respective meanings set forth in the Agreement.

4.                                      Construction.  The principles set forth in Section 1.2 of the Agreement shall apply to this Third Amendment.

*Confidential Treatment Requested.  Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

5.                                      Effective Date; Incorporation of Terms; Continuing Effect.  This Third Amendment shall be deemed effective for all purposes as of the Amendment Effective Date.  The amendment set forth in this Third Amendment shall be deemed to be incorporated in, and made a part of, the Agreement, and the Agreement and this Third Amendment shall be read, taken and construed as one and the same agreement (including with respect to the provisions set forth in Article XVI (Miscellaneous) of the Agreement which shall, as applicable, be deemed to apply to this Third Amendment (including with respect to the governing law)).  Except as otherwise expressly amended by this Third Amendment, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

6.                                      Counterparts.  This Third Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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*Confidential Treatment Requested.  Omitted portions filed with the Commission.

IN WITNESS WHEREOF, the parties, intending to be bound, have caused this Third Amendment to be executed on their behalf by their duly authorized agent as of the day and year first above written.

ASTRAZENECA PHARMACEUTICALS LP		CUBIST PHARMACEUTICALS, INC.

By:	/s/ Marion E. McCourt	By:	/s/ David W. J. McGirr

Name:	Marion E. McCourt	Name:	David W. J. McGirr

Title:	VP, Cornerstone	Title:	SVP, CFO

*Confidential Treatment Requested.  Omitted portions filed with the Commission.